EXHIBIT 10.17


                         NATIONAL COMPUTER SYSTEMS, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN

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Section 1.   Purpose
    1.1 The purpose of the National Computer Systems, Inc. 1998 Employee Stock Purchase Plan is to give employees an opportunity to share in the ownership of National Computer Systems, Inc. through a regular and systematic purchase program from current income by payroll deduction.

Section 2.   Definitions

    2.1 For the purpose of the Plan, the following terms will have the meanings set forth below:

             a.  Plan. The term "Plan" shall mean the National Computer Systems,
                 Inc.  1998  Employee   Stock   Purchase  Plan,  the  terms  and
                 provisions of which are set forth herein.

             b. NCS. The term "NCS" will mean National Computer Systems, Inc., a Minnesota corporation, and all wholly-owned subsidiaries.

             c. Stock. The term "Stock" shall mean the common stock of National Computer Systems, Inc.

             d. Participant. The term "Participant" shall mean an employee of NCS who has authorized payroll deductions in the manner set forth in the Plan. Each Participant shall have the same rights and privileges as every other Participant.

             e. Current Compensation. The term "Current Compensation" shall mean gross earnings of each Participant paid by NCS to such Participant before any withholding deductions have been made.

             f. Purchase Period. The term "Purchase Period" shall mean any fiscal quarter ending on April 30, July 31, October 31 and January 31.

             g. Enrollment Form. The term "Enrollment Form" shall mean the Employee Stock Purchase Enrollment Form which an eligible employee uses to elect to participate in the Plan and to authorize payroll deductions.

             h. Fair Market Value. The term "Fair Market Value" shall be the last sale price on any business day as reported by NASDAQ.

             i. Stock Purchase Account. The term "Stock Purchase Account' shall mean the individual account established by NCS to which payroll deductions are credited under the Plan.

             j. Regular Employee. The term "Regular Employee" means all employees of NCS (including officers and directors who are also employees), except employees who are classified by NCS as temporary employees whose customary employment is for not more than 5 months in any calendar year.

Section 3.   Eligible Employees

    3.1 All Regular Employees of NCS shall be eligible to participate in the Plan on employment by NCS.

    3.2 No employee shall be granted any option hereunder if such employee, immediately after the option is granted, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of NCS or of its parent or subsidiary corporation.

Section 4.   Election to Participate

    4.1 An eligible employee may elect to participate in this Plan by completing an Enrollment Form and submitting it to the NCS Corporate Secretary.

    4.2 Participation in the Plan will begin as soon as practicable after receipt of the Enrollment Form by the NCS Corporate Secretary.

    4.3 Participation in the Plan on the part of the Participant is voluntary and such participation is not a condition of employment, nor does participation in the Plan entitle a Participant to be retained as an employee.

Section 5.   Purchase Price

    5.1 The purchase price for each share of Stock will be the lesser of the following:

             a. 85% of Fair Market Value on the first business day of each Purchase Period; or

             b. 85% of Fair Market Value on the last business day of each Purchase Period.

Section 6.   Payroll Deductions

    6.1 A Participant may elect payroll deductions in whole percentages from two to ten percent of Current Compensation.

    6.2 A Participant may elect at any time, but only once in any six-month period, to increase or reduce the amount of the payroll deduction within the limitations of Section 6.1 by submitting a new Enrollment Form with the payroll deduction portion completed. The effective date of the change will be as soon as practicable after receipt of the Enrollment Form by the NCS Corporate Secretary.

    6.3 Payroll deductions will be credited to the Participant's Stock Purchase Account on each payroll payment date.

Section 7.   Stock Purchase Account

    7.1 All funds withheld from a Participant's Current Compensation in accordance with the payroll authorization shall be credited to the Participant's Stock Purchase Account. A Participant may not make any separate cash payments into the Participant's Stock Purchase Account.

    7.2 At the end of each Purchase Period, the largest whole number of shares of Stock that can be purchased will be purchased for each Participant who has not withdrawn from the Plan. The purchase amount, calculated in accordance with Section 5.1, will be charged to the Participant's Stock Purchase Account.

    7.3 Excess funds remaining in a Participant's Stock Purchase Account after purchase of Stock because the amount of such excess is insufficient to purchase one whole share of Stock will remain in the Stock Purchase Account. Excess funds remaining in the Participant's Stock Purchase Account for any other reason will be returned to the Participant after the end of each Purchase Period, but in no case more than thirty days after the end of the Purchase Period.

    7.4 Each Participant will be provided an accounting of the Participant's Stock Purchase Account as soon as practical after the end of each Purchase Period, but in no case more than thirty days after the end of the Purchase Period.

    7.5 No Participant shall be permitted to purchase Stock under this Plan (and any other employee stock purchase plan maintained by NCS and its parent or subsidiary corporations, if any) at a rate which exceeds $25,000 in Fair Market Value of capital Stock (determined at the time the option is granted) for each calendar year in which such option granted to such Participant is outstanding at any time.

Section 8.   Stock Certificates

    8.1 As soon as practical after the end of each Purchase Period, NCS will deliver to Participants certificates representing the shares of Stock purchased.

    8.2 NCS will not be required to issue or deliver any certificate for Stock purchased under this Plan prior to registration under the Securities Act of 1933, or registration or filing under any state law, if such registration or filing is required. NCS will use its best efforts to accomplish such registrations or filings, including amendments thereto, but delivery of Stock by NCS may be deferred until required registrations or filings are accomplished.

    8.3      A   Participant   shall  have  no   interest  in  the  Stock  until
             certificates for such Stock are issued.

    8.4 All certificates issued under the Plan shall be registered in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct by completing the Enrollment Form.

Section 9.   Withdrawal or Termination

    9.1 A Participant may at any time by written notice withdraw from the Plan. Once a Participant withdraws from the Plan, that Participant shall not be eligible to reenter the Plan for a period of six months.

    9.2 Payroll deductions will cease upon notice of withdrawal except that a deduction will be made on the next unpaid payroll where the withdrawal notice is received after the cut-off date for changes to such payroll.

    9.3      Participation   under  the  Plan  will   cease  upon  the  date  of
             termination from employment or death.

    9.4 Funds accumulated in the Stock Purchase Account of a Participant who has withdrawn from the Plan or has terminated participation under the Plan, in accordance with Sections 9.2 and 9.3, will be held in the Account until the end of the current Purchase Period. At that time the funds will be paid to the Participant within thirty days after the end of the Purchase Period; however, if a Participant's withdrawal or termination is at the end of the current Purchase Period so that funds were withheld from the last payroll of the current Purchase Period, Stock will be purchased to the extent possible in accordance with Section 7.2 before remaining funds are paid to the Participant.

    9.5 Approved leaves of absence shall not be deemed a termination of employment for purposes of Section 9.

    9.6 A Participant may designate in writing to the Corporate Secretary the Beneficiaries to receive any distribution under the Plan in the event of the Participant's death. If no beneficiary is named, the distribution will be paid to the first of the following classes of persons in which there is anyone living (and if there are more than one living in such class, then in equal shares to them):

                    Participant's widow or widower
                    Participant's surviving issue (per stirpes and not per capita)
                    Participant's surviving parents
                    Participant's surviving brothers and sisters
                    Executor or administrator of Participant's estate

Section 10.  Transferability

    10.1 Any and all rights a Participant may have under this Plan may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation, other disposition of such rights, or levy or attachment or similar process shall be null and void and without effect. Only the Participant may purchase stock under the Plan.

    10.2 The funds accumulated in the Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of the funds accumulated in the Stock Purchase Account shall be null and void and without effect.

Section 11.  Effective Date and Amendment or Termination of Plan

    11. The Plan was adopted by the Board of Directors of NCS on March 3, 1998. The Plan must be approved by the Shareholders of NCS at their Annual Meeting to be held on May 21, 1998. This 1998 Plan will become effective for the Purchase Period beginning May 1, 1998. Should approval not be granted this Plan will terminate and all funds held in Stock Purchase Accounts will be refunded to Participants.

    11.2 The Plan shall automatically terminate on January 31, 2008 unless extended by the Board of Directors. The Board of Directors may by resolution extend the Plan for one or more additional periods of five years each.

    11.3 The Board of Directors may at any time terminate or amend the Plan except that no amendment shall be made without prior approval by the Shareholders which would authorize the sale of more than an aggregate of 500,000 shares of Stock, (after giving effect to the 2-for-1 stock split effected in the form of an 100% stock dividend as approved by the NCS Board of Directors on March 3, 1998), except as provided in Section 13.

    11.4 Upon termination of the Plan, the accumulated funds in each Participant's Stock Purchase Account will be used to purchase the largest number of whole shares of Stock as possible. Any balance remaining after said purchase shall be refunded to the Participant.

Section 12.  Administration

    12.1 The Plan shall be administered by the NCS Board of Directors. In administering the Plan, it will be necessary to follow various laws and regulations. The Board of Directors may from time to time interpret the Plan to conform with the law, to meet special circumstances not anticipated or covered in the Plan, or to carry on successful operations of the Plan. Determinations as to the interpretation and operation of this Plan shall be final and conclusive.

    12.2 No charge will be made by NCS against the funds received from each Participant for purchase of Stock under the Plan.

    12.3 All expenses and fees incurred by NCS in the administration of this Plan will be borne by NCS. However, all brokerage fees or other expenses incurred by a Participant in selling or otherwise transferring shares of Stock will be borne by the Participant.

Section  13. Adjustment  in  Shares  Available  under  the  Plan,   Merger  or
             Consolidation

    13.1 If the outstanding shares of Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of NCS, or shares of a different par value or without par value, through split, amendment to NCS' Articles of Incorporation, or reverse stock split, an appropriate or proportionate adjustment shall be made in the maximum number and/or kind of securities to be sold under this Plan with a corresponding adjustment in the purchase price to be paid for each share to be purchased under this Plan.

    13.2 If NCS is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments shall be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or the consolidated corporation, as the case may be.

Section 14.  Stock to Be Sold

    14.1     Stock to be issued and sold under the Plan will be unissued stock.

    14.2 The number of shares of Stock to be sold under the Plan shall not exceed 500,000 shares, except as provided in Section 13. If such limitation would otherwise be exceeded at the end of a Purchase Period the remaining shares of Stock will be allocated to Participants pro-rata on the basis of the funds in each Stock Purchase Account.

Section 15.  Funds in Stock Purchase Account

    15.1 The funds in the Participant's Stock Purchase Account, after receipt by NCS, shall be under the direction of NCS and applied to the payment of stock purchased or refunded to the Participant in accordance with the Plan as set forth herein.

    15.2 Funds held by NCS in the Stock Purchase Accounts are held for the benefit of the Participants but may be commingled with other NCS funds.

    15.3 No interest will be accumulated or paid by NCS on funds held in the Stock Purchase Accounts.

Section 16.  Construction; Notices

    16.1 NCS intends that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended, if approved by the NCS Shareholders; therefore, the Plan shall be construed in a manner consistent therewith if so approved. All Participants shall have the same rights and privileges consistent with the terms of the Plan.

    16.2     Notices to the Board of Directors shall be addressed as follows:

                                    National Computer Systems, Inc.
                                    Attention: Corporate Secretary
                                    11000 Prairie Lakes Drive
                                     P.O. Box 9365
                                    Minneapolis, MN 55440